Exhibit 10.1

                             LICENSE AGREEMENT

     This License Agreement ("Agreement"), which includes Schedules A-G, hereto, is effective as of February 1, 2007 ("Effective Date") and is entered into between (a) Cragar Industries, Inc., a Delaware corporation having its principal place of business at 4909 East McDowell Road Suite 104, Phoenix, Arizona (hereafter "LICENSOR"), and (b) Accubuilt Inc. a Delaware corporation having its principal place of business at 2550 Central Point Pkwy, Lima Ohio ("LICENSEE"). Licensor and Licensee are referred to herein as the "Parties."

     WHEREAS, Licensor is the owner of certain rights defined herein.

     WHEREAS, it is the intent of this Agreement for the parties to enter into an arrangement whereby Licensor shall provide its Licensed Rights and certain automobile components to Licensee and Licensee shall utilize same in the manufacture and sale of Products in accordance with Licensor's standards.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS.

     1.1. "CONFIDENTIAL INFORMATION" means all information including, but not limited to, business or technical information, products, product designs, marketing, market potential, quotations, designs, concepts, product formulations, sales, sales volume, costs, profits, requirements, documents, specifications, suppliers, prototypes, and processes, disclosed by one party (a "DISCLOSING PARTY") in any manner to the other party (the "RECEIVING PARTY") that (a) the Disclosing Party has clearly marked as confidential or proprietary, or (b) the Disclosing Party identifies as confidential at the time of disclosure with written confirmation within ten (10) days of disclosure to the Receiving Party.

     1.2. "DESIGN" means the Design as displayed in the image of the Product attached hereto as Schedule B and in any subsequent writing that is signed by duly authorized representatives of the Parties. The Parties shall jointly own all right, title and interest in and to the Design without any duty of accounting, or any obligation to, or consent required from, the other Party, unless Licensor purchases the tooling for the Design Components from Licensee in accordance with Section 13.8.1, in which case Licensor shall solely own the Design. The Design and any related intellectual property or other proprietary rights apply solely to the Ford F150 design and no other vehicle unless added to this Agreement by both Parties.

     1.3. "DESIGN COMPONENTS" means those components of the Product that are supplied by Licensee, and includes, but is not limited to, the components listed in SCHEDULE F attached hereto.
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     1.4 "FIELD OF USE" means the entire  United  States,  Canada and Mexico and all potential purchasers of Products, including but not limited to all Ford dealers.

     1.5. "IMPROVEMENT" or "IMPROVEMENTS" means any modification in the Design, or to the structure or design of a Product created or developed by Licensor or Licensee as described in Section 9.1, whether patentable or unpatentable, which changes the effectiveness, appearance or manufacturability of a Design Component or Product.

     1.6. "KIT" or "KITS" means a package of components sold by Licensor to Licensee, whether sold, shipped or billed together or separately. Each Kit shall contain at least the components listed in SCHEDULE D.

     1.7. "TECHNOLOGY RIGHTS" means (a) the Kits, (b) any and all writings, computer disks, computer tapes, and electronic records, design and technical information, engineering or production data, drawings, plans, specifications, techniques, methods, processes, trade secrets, reports, models, market research data, customer lists, and any and all other material or matter (i) used by or in possession of Licensor (ii) provided or otherwise made available to Licensee and
(iii) applicable to the design, manufacture, assembly, marketing, service, or sale of Products, and (c) Licensor's general and specific knowledge, experience, and information, not in written or printed form, (i) provided or otherwise made available to Licensee and (ii) applicable to the design, manufacture, assembly, marketing, service, or sale of Products.

     1.8. "PRODUCTS" means customized, two-wheel drive Ford F-150 trucks which embodies the Design and/or an Improvement and incorporates the Kit and/or the Design Components, the current version of which is generally shown on the attached SCHEDULE B, any other customized vehicles that the parties agree to add to Products in accordance with Section 10, and spare or replacement parts sold by Licensee for said vehicles. "PRODUCT" means any one of the Products. Each Product shall be marketed under one or more of the Trademark Rights in a manner approved by Licensor in accordance with Section 7 below.

     1.9. "LICENSED RIGHTS" means the Trademark Rights and the Technology Rights Improvements.

     1.10. "PROMOTION COMMITMENT" means any amount spent by Licensee to promote all Products for sale to accepted dealers and to the general public, which amount will be determined by Licensee in its sole discretion.

     1.11. "PROTOTYPE" means a fully constructed version of the Product. Cragar shall inspect and have the right to accept or reject the Prototype as set forth in Section 6.

     1.12. "TRADEMARK RIGHTS" means Licensor's trademarks, trade names and/or service marks, including those listed on the attached SCHEDULE A, and further includes the style associated with such trademarks, trade names or service marks, and trade dress and Licensor's copyrights associated with any Products. Trademark Rights includes the Design and all modifications (including Improvements) thereto.

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2. LICENSE GRANT.

     Licensor grants to Licensee, for the term of this Agreement and subject to the terms and conditions of this Agreement, an exclusive (except as otherwise set forth in Section 4.2.2.), non-assignable, non-sublicensable, except as set forth herein, non-transferable, royalty-bearing (in accordance with Section 4.2), license under the Licensed Rights within the Field of Use to (i) display and use the Trademark Rights in connection with the manufacture, sale and marketing of Products; (ii) reproduce, modify (including the right to make derivative works of) and otherwise use the Technology Rights solely in connection with the manufacture, sale and marketing of Licensed Products; (iii) distribute copies of and publicly display the Technology Rights solely as embodied in the Licensed Products; and (iii) make, have made, use, sell, have sold, offer for sale, import and have imported Licensed Products which incorporate or otherwise embody the Licensed Rights. The rights and licenses granted to Licensee under this Section 2 shall include, without separate compensation to Licensee, the right to grant, sublicenses through multiple tiers of sublicensees for the sole purpose of manufacturing and selling Licensed Products and Design Components on behalf of Licensee.

3. LICENSOR'S TRADEMARK RIGHTS.

     3.1. Licensee acknowledges that Licensor has valuable goodwill and other rights in the Trademark Rights and Licensee shall ensure that its use of the Trademark Rights does not impair same. Licensee's use of the Trademark Rights, including the goodwill arising from such use, shall inure to the benefit of Licensor, and Licensee shall have no right to the Trademark Rights except to use them as specifically set forth herein.

     3.2. Licensee agrees (a) not to use the Trademark Rights, or any simulation or variant thereof, or any mark, word, name, logo, design, trade dress, likeness, or other representation that is confusingly similar to any of the Trademark Rights, except as specifically set forth herein, (b) not to challenge Licensor's ownership of any of the Trademark Rights, and (c) not to challenge the validity of any of the Trademark Rights.

     3.3. Licensee shall not represent that it has any ownership in the Trademark Rights, and Licensee acknowledges that its use of the Trademark Rights shall not create in Licensee's favor any right, title, or interest in or to the Trademark Rights.

     3.4. Licensee shall not seek to register, or assist or cause any other third party to register, any of the Trademark Rights or any trademark, trade dress, service mark, trade name, corporate name, business name, domain name, design or the like (collectively, "Mark") that is confusingly similar thereto. In the event that Licensee either directly or indirectly applies to register or registers such a Mark, Licensee shall immediately and without remuneration, execute any and all documents as requested by Licensor to assign the rights in such Mark to Licensor.

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4. LICENSEE'S RESPONSIBILITIES.

     4.1. GENERAL.

          4.1.1. Licensee shall have manufactured and pay for the tooling to produce the Design Components and shall own the tooling, although Licensor has the right to purchase the tooling in accordance with Section 13.8.1 and Schedule E if this Agreement is terminated.

          4.1.2. Licensee shall manufacture and ship Products and shall be responsible for all related sales, billing, collection, marketing, customer service and product return functions and shall use all commercially reasonable efforts to market the Products consistent with the parameters of this Agreement.

          4.1.3. Licensee shall purchase a Kit from Licensor for each Product and each Product shall include the components from a Kit. The price of a Kit and payment terms for same are included in Schedule D. Payments for Kits are independent and in addition to the royalty payments of Section 4.2.

          4.1.4. Licensee shall provide Licensor with a launch plan that includes (a) an initial order(s) for Kits by Licensee, which Licensee anticipates to be used during the first ninety (90) days of sales of Products, and (b) a forecast for the number of Kits to be ordered by Licensee within one (1) year from the Effective Date.

     4.2. ROYALTY PAYMENTS BY LICENSEE.

          4.2.1. ROYALTY FEES ON SALES OF PRODUCTS. "Actual Royalty" is a flat fee to be paid by Licensee to Licensor for the sale of each Product, as the term "sale" is determined in accordance with Section 4.2.3, and "Actual Royalties" means the total of flat fees paid to Licensor by Licensee based on such sales of multiple Products. Actual Royalty will be equal to the amount set forth in Schedule G, which may be adjusted upward upon mutual agreement of the Parties as evidenced by a writing signed by duly authorized representatives of each of the Parties.

          4.2.2. MINIMUM ANNUAL Sales. The minimum annual sales of Products are set forth in SCHEDULE C. Licensee shall pay the Actual Royalties corresponding to such sales, but if Licensee does not meet the minimum annual sales in 2008, such failure shall not be deemed a breach of this Agreement by Licensee, however, Licensor shall then have a one-month option to be exercised by the end of January of 2009 to either convert the Licensed Rights to a non-exclusive License Grant or, upon mutual consent of the Parties, terminate or attempt to modify this Agreement pursuant to
     Section 13.5. Further, if Licensee does meet the minimum annual sales in 2010, such failure shall not be deemed a breach of this Agreement by Licensee, however, Licensor shall then have a one-month option to be exercised by the end of January of 2011 to either convert the Licensed

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     Rights to a  non-exclusive  License  Grant or, upon  mutual  consent of the
     Parties, terminate or attempt to modify this Agreement pursuant to Section 13.5.

          4.2.3. ROYALTY PAYMENT DATES. The sale of a Product shall be considered to have occurred on the latest of the following: shipment of the Product by Licensee or invoicing for payment for the Product by Licensee to a third party. Royalty payments shall be made to Licensor within one (1) month after the end of each calendar month of each year, with the payment being for sales of Products that occurred during the preceding month. For example, Licensee must make the royalty payment for sales of Products during each period of January 1 -31 by the last day of February of that same calendar year.

          4.2.4. For each review period Licensee shall provide Licensor documentation to show total Products sold, and such documentation shall be considered Licensee's Confidential Information.

          4.2.5. In addition to the royalty payments, Licensee shall pay Licensor for Kits in accordance with SCHEDULE D.

     4.3. INSPECTION OF RECORDS RELATED TO ROYALTIES. Licensee shall keep accurate and complete records containing all information required for the computation and verification of the royalty payments due under this Section 4. Licensee shall keep complete records of its (a) purchases of Design Components, and (b) sales of Products by model, quantity and entity to which each of the Products was sold. Licensee shall keep all such records for a period of at least three years, or for the duration of any dispute concerning or relating to this Agreement, if such period is longer. No more than two times annually and upon fifteen (15) days advance written notice, Licensor shall have the right, at Licensor's expense, to have an independent auditor inspect such records during regular business hours at Licensee's offices and in such a manner as not to interfere unreasonably with Licensee's normal business activities, solely for the purpose of verifying the accuracy of any royalty payments made under this Agreement. Prior to commencing any such inspection and audit, any such independent auditor shall have entered into an agreement with Licensor which prohibits the disclosure of any information relating to Licensee to any party, including Licensor, except that such auditor may issue a report to Licensor, the sole purpose of which shall be to report to Licensor whether Licensee is in compliance with the payment provisions of this Agreement, including a summary of and sufficient detail regarding the scope, quality, and methodology of such compliance or lack thereof. If an audit by Licensor uncovers a deficiency in any royalty payment due hereunder, Licensee must promptly remit the amount due, including a ten percent (10.0%) per annum finance charge, on such fees, compounded monthly. If the aggregate amount of payments owing to Licensor as shown by such audit exceeds five percent (5%) of the aggregate fees paid with respect to such period audited, Licensee shall also remit to Licensor Licensor's reasonable costs and expenses, including reasonable attorney's fees, associated with performing the audit.

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5.   LICENSOR'S RESPONSIBILITIES.

     5.1. Licensor shall manufacture or cause to have manufactured the Kits and all components related thereto. Licensor warrants to Licensee that the Kits and all components shall be of a quality at least equal to both (a) any legally-mandated standards, and (b) generally accepted industry quality standards.

     5.2. Licensor shall make commercially reasonable efforts to ship Kits within one (1) month after receiving a written purchase order for same, given reasonable forecasting by Licensee.

     5.3. The price of Kits and/or of Kit components may be increased from time-to-time based on the generally corresponding increases in price by other suppliers for similar components. Licensor shall provide a sixty (60) day written notice to Licensee prior to any proposed price increase for the Kits or any components.

     5.4. Licensor shall be responsible for all sales, billing, collection, marketing, customer service and product return functions related to Kits and components sold to Licensee.

6. DETERMINATION AND USE OF THE PROMOTION COMMITMENT.

     Licensor agrees to spend the Promotion Commitment in a manner to best promote the Products. Licensee shall provide to Licensor (a) within three months after the Effective Date, and (b) during January of 2008 and each subsequent calendar year in which this Agreement is in effect, a marketing budget and plan for the Products. Said plan shall be consistent with industry standards for products that compete with the Products. Licensor will place no unreasonable burden on Licensee in regards to Promotional Commitment. Licensee shall make available to Licensor report(s) detailing Licensee's ongoing effort towards meeting Promotional Commitment.

7. QUALITY CONTROL.

     7.1. Licensee shall use the Trademark Rights in connection with the Products only upon employing quality standards that meet or exceed the performance and aesthetic specifications (the "SPECIFICATIONS") to be mutually agreed to by Licensor and Licensee within sixty (60) days after the date of execution of this Agreement. The quality standards embodied in the Specifications shall be at least equivalent to all applicable legal requirements for Products.

     7.2. As early as possible, and in any case before commercial production of any Product, Licensee shall submit to Licensor for Licensor's review and written approval photographs of a Prototype of each Product Licensee shall manufacture. The photographs shall show the Prototype in sufficient detail, and from sufficient angles, in order for Licensor to determine the overall appearance and quality of the Prototype. As early as possible and in any case prior to its use, Licensee shall submit to Licensor for Licensor's review and written approval one copy of artwork for promotional or advertising materials, packaging, designs or decals (collectively, "Promotional Materials") that are to be used with any

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Products.  Once  Licensor  grants  Licensee  written  approval with respect to a
Licensed Product or any Promotional Material, further approvals for each instance of use shall not be required unless Licensee materially alters such Licensed Product or Promotional Materials.

     7.3. Licensee acknowledges that Licensor may disapprove any concept, artwork, Prototype or Product because (a) the quality (either from a performance, safety or aesthetic standpoint) is unacceptable to Licensor, or (b) it is not acceptable from the standpoint of protecting, maintaining or enhancing the Trademark Rights. If disapproved, Licensor shall provide Licensee the reasons for the disapproval in writing and Licensee shall have the right to provide support to the contrary, or to modify and resubmit any such artwork, Prototype or Product to Licensor. Approval or disapproval shall lie in Licensor's discretion, but may not be unreasonably withheld or conditioned and shall be completed within five (5) business of the date of receipt by Licensor or any concept or artwork, or upon Licensor's inspection of any Product or Prototype. Any item not approved in writing shall be deemed unapproved and shall not be manufactured or sold in connection with the Licensed Rights. If any unapproved product is sold in connection with the Licensed Rights, Licensor may, together with other remedies available to Licensor, require such product to either be destroyed or reworked to remove all Licensed Rights therefrom.

     7.4. Any approvals Licensor may give with respect to Products or related advertising materials, promotional materials or packaging, will not constitute or imply a representation or belief by Licensor that such materials comply with any applicable laws.

     7.5. All Products sold must conform in all material respects to the approved Prototype. If the quality of any product does not meet the quality standards embodied in the Specifications, Licensor may, in addition to other remedies available to it, by written notice require Licensee to promptly withdraw said product from the market or modify such product so that it conforms in all material respects to the approved Prototype.

     7.6. If Licensor, in connection with Licensor's review pursuant to Section 7.2, notifies Licensee of a required modification under this Section with respect to any Product, such notification shall advise Licensee of the nature of the changes required. Photographs of a Prototype of a modified version of the subject Product shall then be resubmitted to Licensor for Licensor's approval in accordance with Section 7.2.

     7.7. Licensee shall not be permitted to modify an approved Product in any material respect without Licensor's prior written approval in accordance Section 7.3.

     7.8. No markings of any sort shall be applied by Licensee to Products or packages or shipping materials used in connection with Products unless first approved in writing by Licensor, which approval will not be unreasonably withheld or delayed, or required by law.

     7.9. Licensee shall permit Licensor or Licensor's appointed agent to inspect Licensee's or Licensee's agent's manufacture of and/or Design Components

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and, with reasonable  advance notice, to enter the premises of Licensee,  during regular business hours at Licensee's offices and in such a manner as not to interfere unreasonably with Licensee's normal business activities solely for the purpose of inspecting the Products and/or Design Components and the manner in which they are manufactured. Any such inspection shall be subject to reasonable safeguards designed to protect the confidentiality rights of Licensee.

     7.10. If the quality of any of the Products fails to meet the quality control standards embodied in the Specifications in any material respect, then Licensor may, in addition to other remedies available to it, by written notice require Licensee to promptly withdraw said product from the market or modify such Product such that it meets such quality control standards in all material respects.

8. MARKINGS.

     8.1. Licensee shall use the trademark registration symbol "(R)" or the symbol "TM" as specified by Licensor.

     8.2. Licensee shall mark each Product it manufactures with any government-mandated, statutory, or other regulatory markings that may be required. Licensee shall be fully responsible for, and agrees to indemnify Licensor for, any and all third party product liability and product warranty claims (in accordance with Section 16.1) caused by Licensee's failure to properly mark the Products. Each Product shall also include permanent marking sufficient to show the date of manufacture.

9. IMPROVEMENTS.

     9.1. Licensee shall promptly disclose any improvements to the Designs developed in whole or in part by Licensee to Licensor.

10. ADDING NEW VEHICLES TO THIS AGREEMENT.

     The Parties may mutually agree to add any vehicle or vehicles to this Agreement other than the two-wheel drive, Ford F-150, in which case this Agreement may be amended in accordance with Section 17.8.

11.  CONFIDENTIALITY.

     11.1. LIMITED DISTRIBUTION. The Receiving Party will limit access to the Disclosing Party's Confidential Information to its employees, contractors and agents who have a need to know such Confidential Information for the purposes set forth in this Agreement and who are under an obligation as set forth in
Section 11.5. The Receiving Party will copy the Disclosing Party's Confidential Information only as reasonably necessary for it to complete the purposes of this Agreement. In the event that the Receiving Party intends to disclose the Disclosing Party's Confidential Information to a third party other than as set forth above, the Confidential Information shall be disclosed (i) only after obtaining written authorization from the Disclosing Party, and (ii) only if said third party is under a written obligation to hold such Confidential Information

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in confidence  under terms and conditions at least  restrictive as the terms and conditions of this Agreement.

     11.2. LIMITATIONS ON USE OR DISCLOSURE. The Receiving Party will hold the Disclosing Party's Confidential Information in confidence in accordance with this Agreement and may use said Confidential Information only for the purposes set forth in this Agreement.

     11.3. DUTY OF CARE. The Receiving Party will satisfy its obligations to protect the Disclosing Party's Confidential Information from misuse or unauthorized disclosure by exercising reasonable care. Such care will include protecting said Confidential Information using those practices required by law to maintain the Confidential Information as a trade secret.

     11.4. EXCEPTIONS TO DUTY. This Agreement does not restrict disclosure or use of information that would otherwise qualify as Confidential Information if the Receiving Party can show that any one of the following conditions exists.

     (i) The Receiving Party knew the information prior to disclosure by the Disclosing Party and held it without restriction as to further disclosure.

     (ii) Another source lawfully discloses the information to the Receiving Party and does not restrict the Receiving Party in the further use or disclosure of the information.

     (iii)The information is or becomes publicly known through no fault of the Receiving Party.

     (iv) Public disclosure is required by government regulation or order. In such case the Receiving Party shall (1) promptly inform the Disclosing Party of such regulation or order and allow Disclosing Party the opportunity to contest such regulation or order, and (2) publicly disclose the minimum amount of Confidential Information of Disclosing Party necessary to comply with the regulation or order.

     (v) The Receiving Party can show by documentary evidence that the information was independently developed by the Receiving Party without use of or reference to any part of the Confidential Information of Disclosing Party.

     11.5. The Receiving Party warrants that all of its employees, contractors and agents who will have access to Proprietary Information are or shall be under obligation to the Receiving Party to hold such information in confidence under terms and conditions at least as restrictive as the terms and conditions of this Agreement, and to use such information only in the performance of their employment or engagement and for the purposes set forth in this Agreement.

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     11.6. The obligations of this Agreement with respect to confidentiality and non-use of Confidential Information shall continue for a period of two (2) years or such longer period as mandated by applicable law , after the expiration or termination of this Agreement.

     11.7. Upon termination of this Agreement, the Receiving Party shall return (or destroy if requested by the Disclosing Party) all Confidential Information of the Disclosing Party in its possession. Notwithstanding the foregoing, the confidentiality provisions set forth herein shall continue to apply to any such returned or destroyed Confidential Information.

12.  INFRINGEMENT.

     12.1. If either party discovers any actual or suspected infringing or interfering use of any of the Licensed Rights by any third party, it shall promptly notify the other party in writing. Licensor may take such steps to stop such infringement or interference as Licensor may deem necessary, in its sole discretion, to protect the Licensed Rights. Licensee shall reasonably cooperate with Licensor at no charge to Licensee to stop such infringement or interference. Licensor shall have full control over any such action, including, without limitation, the right to select counsel, to settle on any terms it deems advisable in its sole discretion, to appeal any adverse decision rendered in any court, to discontinue any action taken by it and otherwise to make any decision in respect thereto as it deems advisable in its sole discretion; provided, however, that Licensor shall not grant rights to third parties that diminish the rights granted to Licensee under this Agreement without the prior written consent of Licensee. If Licensor fails to resolve such actual or suspected infringement or interference or initiate a lawsuit or reasonable measures to cease such actual or suspected infringement within ten (10) days of receiving written notice of such actual or suspected infringement or interference from Licensee or delivering written notice of such actual or suspected infringement or interference to Licensee, as applicable, Licensee shall have the right, but not the obligation, to initiate an action or take other reasonable measures with respect to such actual or suspected infringement or interference on its own behalf, including to control any such action, to settle any such action, to appeal any adverse decision, to make any decision with respect thereto and to collect any damages or the benefit therefrom; PROVIDED THAT Licensee shall (a) provide to Licensor, upon request, information concerning any such action, (b) consult with Licensor, upon request, regarding such action and consider in good faith Licensor's recommendations with respect thereto, and (c) not settle any such action in a manner that will materially impair the rights of Licensor or its other licensees or their sublicensees. In no event shall Licensee be required to take any action if Licensee deems it inadvisable to so do. Licensor shall, if requested by Licensee, reasonably cooperate with Licensee concerning the foregoing described matters.

     12.2. Any lawsuit or action initiated pursuant to Section 12.1 by Licensor shall be prosecuted at the sole expense of Licensor and all sums recovered shall be retained by Licensor. Any lawsuit or action initiated pursuant to Section
12.1 by Licensee shall be prosecuted at the sole expense of Licensee and all sums recovered shall be retained by Licensee.

13. TERM AND TERMINATION.

     13.1. This Agreement shall have an initial term of five (5) years from the Effective Date, and if not renewed, this Agreement shall terminate on March 31, 2012. This Agreement may be renewed on terms acceptable to Licensor and Licensee.

     13.2. If either party fails to comply with any of the material terms of this Agreement, then it will be deemed to have defaulted. Licensee will also be determined in default if it makes any assignment for the benefit of creditors, or files a petition in bankruptcy, or is adjudged bankrupt, or becomes insolvent, or is placed in the hands of a receiver, or if the equivalent of any such proceedings or acts occurs, though known by some other name or term. Upon written notice by the non-defaulting party of default under this Section, unless otherwise specified herein, the defaulting party shall have thirty (30) days to cure such default, unless the non-defaulting party agrees to a longer period. If the breach is not cured to the reasonable satisfaction of the non-defaulting party within the cure period, the non-defaulting party may immediately terminate this Agreement.

     13.3. Licensor shall have the right at any time to terminate this Agreement immediately without providing an opportunity to cure by giving Licensee written notice thereof upon the occurrence of any of the following:

          13.3.1. If Licensee manufactures, sells or ships products bearing the Trademark Rights, wherein the products were not authorized by Licensor.

          13.3.2. If Licensee materially breaches the provisions of Section 3 or 14.

          13.3.3. If Licensee is not permitted or is unable to operate Licensee's business in the usual manner, or is not permitted or is unable to provide Licensor with reasonable assurance to Licensor that Licensee will so operate Licensee's business, as debtor in possession or its equivalent, or is not permitted, or is unable to otherwise meet Licensee's obligations under this Agreement.

          13.3.4. The failure of Licensee to pay royalty fees in accordance with
     Section 4 within ten (10) business days of when due two (2) times during any twelve (12) month period.

          13.3.5. The failure of Licensee to pay for Kits or components (or any portion thereof) within ten (10) business days of when due four (4) times during any twelve (12) month period.

     13.4. Licensee shall have the right at any time to terminate this Agreement immediately without providing an opportunity to cure by giving Licensor written notice thereof upon the occurrence of any of the following: (a) if Licensor breaches Section 14.4 or (b) 180 days after any assignment by Licensor which Licensee reasonably disapproves of in accordance with Section 17.1.

     13.5. Licensee or Licensor may terminate this Agreement without providing the other party an opportunity to cure (a) during January of 2009 if the minimum annual sales for 2008 are not achieved, and (b) during January of 2011 if the minimum annual sales for 2010 are not achieved.

     13.6. If this Agreement is terminated for any reason, neither party shall be relieved of any duties or obligations owing as of the date of termination, including without limitation, responsibility for product warranties and product liability for any Products or Kits or components supplied hereunder, and the duty to maintain confidentiality in accordance with Section 11 herein.

     13.7.Upon termination of this Agreement for any reason, Licensee shall cease and desist from any use whatsoever of the Licensed Rights, provided, however, Licensee may, finish, ship and/or sell all remaining work-in-progress and finished Products in its possession at time of termination, for which Licensee shall utilize Kits and pay Licensor for Kits, as well as for royalty fees in accordance with Section 4. Further, Licensee shall immediately transfer to Licensor or destroy, at Licensor's election, any and all promotional materials bearing any of the Trademark Rights. Sections 1, 4, 11, 12, 13, 15, 16 and 17. shall survive any termination or expiration of this Agreement.

     13.8.Upon termination of this Agreement for any reason, Licensee shall have ninety (90) days from the date of termination to notify Licensor in writing if it desires to continue using the Design. If Licensee does not notify Licensor within the prescribed time period, it shall not be permitted to use the Design or any Improvements after that time. The parties shall have the following options with respect to continued use of the Design and Improvements:

          13.8.1. If Licensor desires to use the Design and Licensee does not, Licensor shall purchase the tooling for the Design Components according to the amount set forth in Schedule E. In that case, Licensee shall permanently cease all use of the Design and any Improvements.

          13.8.2. If Licensee wishes to continue using the Design, both Licensor and Licensee shall be permitted to use the Design and Licensee warrants that Licensor shall be permitted to directly or indirectly purchase Licensed Components from Licensee's vendor, without Licensor having to pay any tooling charge or other fee.

          13.8.3. All other provisions of this Agreement with respect to termination shall remain in effect, including Licensee's obligation not to directly or indirectly use or register any of the Licensed Marks.

14. RESTRICTIVE COVENANTS.

     During the term of this Agreement:

     14.1. Licensee shall not directly or indirectly: manufacture, sell, market or offer to sell any two-wheel drive, Ford F-150 truck that competes with the Products.

     14.2. Licensee shall not directly or indirectly: manufacture, sell, market or offer to sell any automotive product (such as a truck or car) that includes a design similar to the Design or any Improvements.

     14.3.  Licensee  shall not directly or  indirectly:  except as set forth in
Section 1.8, separately sell Design Components or components similar in appearance to the Design Components.

     14.4 Licensor shall not (a) exercise, or grant or otherwise authorize any third party the right to exercise or grant any of the License Rights (except as otherwise set forth in Section 4.2.2.) with respect to Products in the Field of Use or (b) exercise or grant or otherwise authorize any third party the right to exercise or grant any right, title or interest in or to the Design or any Design Components or Improvements with respect to Products in the Field of Use.

15. GOVERNING LAW, JURISDICTION, ATTORNEY'S FEES AND INJUNCTIVE RELIEF.

     This Agreement shall be governed by the law of the State of Delaware without reference to its conflict of laws principles. In the event of an unauthorized disclosure or prospective unauthorized disclosure of Confidential Information, the non-breaching party shall be considered to be irreparably harmed and shall be entitled to a temporary restraining order and/or preliminary injunctive relief without posting bond.

16. INDEMNIFICATION.

     16.1. Except to the extent the claim is subject to indemnification by Licensor under Section 16.3 below, Licensee shall indemnify, defend and hold harmless Licensor and its directors, officers, employees, agents, subsidiaries, parents, affiliates, members, successors and assigns from and against any and all third party claims, suits, losses, liabilities, expenses (including legal fees and costs), damages, judgments, awards, injuries, penalties and fines of whatsoever nature and by whomsoever asserted, directly or indirectly, arising out of or resulting from the manufacture, distribution and use of Products, including, without limitation, patent infringement claims, defective product claims, product liability claims, and any claims involving personal injury or death or property damage.

     16.2. Licensee shall keep in force, at its expense, throughout the term of this Agreement and for thirty-six (36) months following any termination or expiration of this Agreement, adequate commercial general liability insurance written on an occurrence basis, including products liability and contractual liability coverages with respect to this Agreement, with coverage of at least $5,000,000 per occurrence. Licensee shall provide Licensor a certificate of insurance from a financially responsible insurance company reasonably satisfactory to Licensor, certifying such coverages, naming Licensor as an additional insured, and requiring at least thirty (30) days prior written notice to Licensor of any cancellation or material change thereof.

     16.3. Licensor shall protect, defend, indemnify and hold harmless Licensee, its managers, members, officers, employees and agents from and against any and all actions, liabilities, losses, damages, costs or expenses, including reasonable attorney's fees, arising out of or resulting from any third party claim (a) that the exercise of the rights granted under this Agreement with respect to the Licensed Rights infringe on or constitutes a misappropriation of the subject matter of any patent, copyright, trademark, trade dress or other intellectual property right of any third party, and/or (b) involving or arising from the Kits or other components supplied by Licensor hereunder or any of the Licensed Rights, including but not limited to, defective product claims, product liability claims, and any claims involving personal injury or death or property damage.

17. MISCELLANEOUS TERMS.

     17.1. Licensor may assign its rights under this Agreement to any third party, without prior written consent of Licensee. Should Licensee reasonably disapprove of the third party and provide written support for Licensee's reasons for the disapproval, Licensee shall have the right to terminate this Agreement in accordance with Section 13.4. Licensee may not assign its rights hereunder without the prior, written authorization of Licensor. except that Licensee may assign this Agreement without the written consent of Licensor to a corporation or other business entity succeeding to all or substantially all the assets and business of the Licensee by merger or purchase, provided that such corporation or other business entity shall expressly assume all of the Licensee's obligations under this Agreement by a writing delivered to the Licensor. Subject to this provision, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

     17.2. If Licensor wishes to purchase Products, Licensee agrees to sell such Products to Licensor or any of Licensor's employees at its lowest quoted wholesale price notwithstanding quantities purchased.

     17.3. EXCEPT AS EXPRESSLY SET FORTH HEREIN, LICENSOR, AND ANY RELATED ENTITIES INCLUDING LICENSOR'S DIRECTORS, OFFICERS, EMPLOYEES, AND AFFILIATES MAKE NO REPRESENTATIONS AND EXTEND NO WARRANTIES OF ANY KIND, EITHER EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY OF ISSUED OR PENDING PATENT CLAIMS, IN THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE. EXCEPT TO THE EXTENT THAT LIABILITY ARISES FROM EACH PARTY'S INDEMNIFICATION OBLIGATION UNDER
SECTION 16 ABOVE, IN NO EVENT SHALL EITHER PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, OR AFFILIATES BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND, INCLUDING ECONOMIC DAMAGE OR INJURY TO PROPERTY OR LOST PROFITS, REGARDLESS OF WHETHER SUCH PARTY SHALL BE ADVISED, SHALL HAVE OTHER REASON TO KNOW, OR IN FACT SHALL KNOW OF THE POSSIBILITY. EXCEPT TO THE EXTENT THAT LIABILITY ARISES FROM EACH PARTY'S INDEMNIFICATION OBLIGATION UNDER SECTION 16 ABOVE, NO PARTY SHALL HAVE ANY LIABILITY TO ANOTHER PARTY OR TO ANY THIRD PARTY,

FOR ANY DIRECT DAMAGES IN EXCESS OF THE FEES PAID OR PROPERLY PAYABLE BY LICENSEE HEREUNDER, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER UNDER THEORY OF CONTRACT, TORT (INCLUDING NEGLIGENCE), STRICT LIABILITY OR OTHERWISE.

     17.4. This Agreement shall be binding upon the permitted successors, assigns, and legal representatives of the parties.

     17.5. Any payment, notice, or other communication required or permitted to be made or given to either party pursuant to this Agreement shall be sufficiently made or given upon actual receipt if hand-delivered or by telecopy, or three days after the date of mailing if sent by certified or registered mail, postage prepaid, addressed to such party at its address set forth above or to any other address as it shall designate by written notice to the other party.

     17.6. The parties agree that if any part, term, or provision of this Agreement is found to be illegal, invalid, or unenforceable, the validity of the remaining provisions shall not be affected thereby.

     17.7. The failure of any party to exercise any right, power, or remedy hereunder shall not constitute a waiver thereof, nor shall any single or partial exercise of any right, power, or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or remedy.

     17.8. This Agreement constitutes the entire understanding between the parties as to the subject matter hereof. No amendments to this Agreement shall be effective unless in writing and signed by the parties.

     17.9. This Agreement does not constitute Licensee as the agent or legal representative of Licensor, or Licensor as the agent or legal representative of Licensee, for any purpose whatsoever. Neither party shall have the right or authority to assume or to create any obligation on behalf of or in the name of the other party or to bind the other party in any manner or thing whatsoever. No joint venture or partnership between the parties hereto is intended or shall be inferred.

LICENSOR:                       CRAGAR INDUSTRIES, INC.,
                                a Delaware corporation


                                By: /s/ Richard Kozuback
                                   ---------------------------------------------
                                Name: Richard Kozuback
                                     -------------------------------------------
                                Title: President & CEO
                                      ------------------------------------------


LICENSEE:                       ACCUBILT, INC.


                                By: /s/ Gregory J. Corona
                                   ---------------------------------------------
                                Name: Gregory J. Corona
                                     -------------------------------------------
                                Title: Chairman
                                      ------------------------------------------

                     SCHEDULE A - LICENSOR'S TRADEMARK RIGHTS

A LIST ALL APPLICABLE COMMON-LAW, STATE, FEDERAL, AND FOREIGN REGISTERED TRADEMARKS AND SERVICE MARKS, INCLUDING THE REGISTRATION NUMBERS AND APPROPRIATE EXHIBITS SHOWING DESIGN MARKS ARE ATTACHED.


                 MARK                           U.S. REG. NO.
                CRAGAR                             819,800
              SUPER TRICK                          964,061
               CRAGAR SS                          1,010,106
               TRU-SPOKE                          1,022,020
                  S/S                             1,031,812
               STAR WIRE                          1,446,281
       CRAGAR AMERICA'S CHOICE & DESIGN           1,478,604
               PRO-TRAC                           1,526,744
              STREET PRO                          1,914,785
               GT CRAGAR                          2,927,317

                 MARK                          STATE REG. NO.
                 S/S                            70,444 CALIF

                ctMARK                         COMMON LAW (NOT REG.)
           THE WHEEL PEOPLE


           (THE CURRENT VERSION OF THE DESIGN IS SHOWN IN SCHEDULE B)

                    SCHEDULE B - CURRENT DESIGN OF THE PRODUCTS

     The current Design for Products is represented below:


                        [GRAPHIC SHOWING FRONT OF TRUCK]





                         [GRAPHIC SHOWING REAR OF TRUCK]



     Computer illustration, to be replaced by photos of initial production vehicle.

                        SCHEDULE C - MINIMUM ANNUAL SALES

     2007 - 150 Products per year.

     2008 and beyond - the minimum shall be calculated as being 75% of the total number of products sold the previous calendar year or as mutually agreed by the parties.

                                SCHEDULE D - KITS

     Licensee shall pay the following for Kits in 2007:

     $3,115.17 Kit with O.E. replacement brake package.

     $5,017.92 Kit with Upgraded front brake package.

     Licensor shall invoice Licensee for Kits and payment for Kits is due from Licensee to Licensor within thirty (30) days from the invoice date.

     List of kit components and initial pricing shall be determined by the time the Design is finalized.

                                SCHEDULE E


A. Formula for Licensor's Purchase of Tooling for the Design Components Pursuant To Section 13.8.1.

     Cost of tooling = $90,000.

     Life span of tooling = 5,000 units.

     Purchase cost = cost of tooling less amortized use of tooling based on straight line amortization. For example, if the tooling has a life of two thousand units, it will lose 10% of its value each 200 units produced.

                 SCHEDULE F - DESIGN COMPONENTS TO BE SUPPLIED BY LICENSEE

     *   Cragar style grille insert for hood
     *   Cragar style grille insert for bumper
     *   Fender flair -- driver front
     *   Fender flair -- driver rear
     *   Fender flair -- passenger front
     *   Fender flair -- passenger rear
     *   Front bumper cover
     *   Rear bumper cover
     *   Hitch cover
     *   Front fender louver-driver
     *   Front Fender louver-passenger
     *   Rocker panel -- driver side cab
     *   Rocker panel -- passenger side cab
     *   Rocker panel -- driver side rear bed
     *   Rocker panel -- passenger side rear bed
     *   Tailgate closeout panel
     *   Hood scoop
     *   Logo for factory floormats
     *   Seat/console covers
     *   Lowering kit -- 2"/4"
     *   Door Pods/seat trim re-surface
     *   Cold air package "Blackwing" Dual Snorkle
     *   Hand held custom tuned programmer

                         SCHEDULE G - ACTUAL ROYALTY FEE


     $300 per Product that is sold by Licensee.